Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 19, 2023, relating to the financial statements of Mekata Infrastructure Fund, as of December 12, 2023, and to the references to our firm under the heading “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and “Independent Registered Public Accounting Firm; Legal Counsel” and “Financinal Statements” in the Statement of Additional Information.

/s/ Cohen & Company, LTD

COHEN & COMPANY, LTD.

Chicago, Illinois

January 22, 2024